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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)         February 5, 1996



                                WAVETECH, INC.
            (Exact name of registrant as specified in its charter)



        New Jersey                    0-15482                   22-2726569
(State or other jurisdiction    (Commission File Number)    (IRS Employer
   of incorporation)                                         Identification No.)



          5210 E. Williams Circle, Suite 200, Tucson, Arizona         85711
               (Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including area code      (520) 750-9093



                                Not applicable
        (Former name or former address, if changed since last report.)


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Item 2.  Acquisition or Disposition of Assets.

        On February 5, 1996, Wavetech, Inc. ("Wavetech" or the "Company") determined that real property believed to be owned by its subsidiary, International Environmental Services Corporation, reflected in the Company's audited financial statements for the fiscal year ended August 31, 1995 at a book value of $2,000,000, was sold in April 1994 in a delinquent tax sale.
The property was not used in Wavetech's operations, and its loss will not
adversely impact ongoing operations.    Wavetech's audited financial statements
for fiscal years ended August 31, 1995 and 1994 will be restated to reflect the loss of such property, and such restatement will reduce the Company's assets below the level required for maintenance of its Nasdaq listing. The Company is in negotiations with equity funding sources and is pursuing other alternatives which could allow it to meet such Nasdaq listing requirements, including seeking redress for the loss of the real property asset from certain responsible parties.

Item 5.  Other Matters.

        Effective February 12, 1996, Terrence E. Belsham retired and resigned as President and Chief Executive Officer of Wavetech, Inc. Mr. Belsham will continue to serve as a member of the Company's Board of Directors. Mr. Stephen
A. Ezell, Executive Vice-President and Chief Financial Officer of the Company will assume the responsibilities of the President until a new President is appointed.

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                                   SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 1996
                                                 WAVETECH, INC.



                                              By: /s/ Stephen A. Ezell
                                                  -----------------------------
                                                  Stephen A. Ezell
                                                  Executive Vice-President and
                                                  Chief Financial Officer